LTIP NOTES AND ASSUMPTIONS
                                February 27, 1997
                             Amended March 10, 1997

The RONAEBIT calculation during the two year period is determined using operating income after deducting the short-term bonus accrual expense. Since the stock options will be granted at the fair market value on the date of grant with a fixed number of options and fixed term, there is no compensation expense to be recorded during the operating periods. The only accounting transactions that will take place during the two year period are the footnote disclosure for FAS123 and the common stock equivalent calculation that is taken into account in determining primary and fully diluted shares for EPS calculations.

Each manager will be granted three sets of options equal to the one times LTIP financial performance. If the performance qualifies for a 1 times payout the first set of options will vest, if the performance qualifies for 2 times payout the second set will vest, and if it qualifies for 3 times payout the third set of options will vest. In the event none of the performance criteria are met all the options will vest at the end of 5 years.

Since the number of shares and the price must be determined at the time the option is granted in order for compensation expense to be avoided there is no provision for interpolation of the shares. In other words, if the base number of shares is 5,000 then the individual gets early vesting of 5,000, 10,000 or 15,000 shares and no intervals in between. If the minimum level is not reached, all 15,000 shares will vest at the end of five years. To accommodate the same result as interpolation of shares the vesting schedule will reflect the financial performance level. For example, at a performance level of .25 in the enclosed LTIP table (50% revenue growth and 15% RONAEBIT or 25% revenue growth and 25% RONAEBIT) the number of shares in this example will be as follows: (At
 .50 the first set is vested in 3.50 years and at .75 level the first set is vested at 2.75 years).

                5,000 shares vested in 4.25 years first set
                5,000 shares vested in 5.00 years  second set
                5,000 shares  vested in 5.00 years  third set
               ------
               15,000 Total

At performance level of 1 the number of shares is as follows:

                5,000 shares vested in 2.00 years first set
                5,000 shares vested in 5.00 years  second set
                5,000 shares  vested in 5.00 years  third set
               ------
               15,000 Total

At performance level of 2 the number of shares is as follows:

                5,000 shares vested in 2.00 years first set
                5,000 shares vested in 2.00 years  second set
                5,000 shares  vested in 5.00 years  third set
               ------
               15,000 Total

At performance level of 3 the number of shares is as follows:

                5,000 shares vested in 2.00 years first set
                5,000 shares vested in 2.00 years second set
                5,000 shares  vested in 2.00 years  third set
               ------
               15,000 Total

To determine the vesting if performance falls in between 1, 2 and 3 the number of years vesting is determined by using the following vesting schedule for the fractional performance and adding that to the shares with full performance:

               .25               4.25 years
               .50               3.50 years
               .75               2.75 years

At a performance level of 2.25, for example, the vesting is as follows:

                5,000 shares vested in 2.00 years first set
                5,000 shares vested in 2.00 years  second set
                5,000 shares  vested in 4.25 years  third set
               ------
               15,000 Total


Part 1: Annual Incentive Plan (AIP)

1. The AIP is applicable to the Management Team and other key contributors except sales (who have a separate plan).

2. The AIP rewards corporate revenue growth and reduced operating losses before tax. (See table below)

3.       Participation   level  (target  bonus   percentage)  is  based  on  the
         individual's planned contribution to these metrics.

4.       The Individual  Performance  Coefficient is a numerical rating of 0.5 -
         1.0 recommended by the President and approved by the Compensation Committee on the individual's actual contribution to the measurement metrics.

5. Plan formula is: Base compensation x financial performance coefficient x target bonus percentage x individual performance coefficient.

6. Pre-tax operating loss for calculation purposes is defined as the loss before incentive payout.

                     Financial Performance Coefficient Table

                           PRETAX OPERATING LOSS
      REVENUE      greater than     110% plan      plan to       75% plan to      less than
                     110% plan       to plan       75% plan        50%plan        50% plan
     less than
     90% plan           0              0                0             0              0

    90% plan to         0             .25               .5            .75            1
    100% plan
 100% plan to           0             .5                1            1.2           1.4
    120% plan
 120 % plan to          0             .75              1.2           1.5           1.8
    140% plan
   greater than         0              1               1.4           1.8           2.2
    140% plan

This table may not be interpolated for incentive payout calculation.

Part 2: Long Term Incentive Plan (LTIP)

1. The LTIP is applicable to Management team and other recommended key contributors including sales, and is reissued on an annual basis.

2. The LTIP is based on corporate revenue growth and RONAEBIT. RONAEBIT is defined as: Earnings before interest and taxes/average net assets employed and is calculated for the second year of the period.

3. The individual's target participation units are based on his/her contribution to these metrics.

4.       Metrics are defined for a two (2) year period.

5. LTIP payout, made after completion of the two year plan period, will be in the form of Datakey non-qualified stock options. Option quantity for each participant will be defined at the beginning of the two year plan period. Option price will be determined by the average price of Datakey stock for the 15 day period immediately prior to the January 1 beginning of each two year plan period.

6. LTI Plan awards will be made based on the following formula: Individual target participation units x LTI performance factor (from table below)

7.       RONAEBIT is calculated after all incentives are paid.

                          LTI Performance Factor Table

                      Revenue Growth for 2 Year Period
                      less than                                      125% or
      RONAEBIT          25%       25%      50%      75%      100%    greater

   less than 15%         0          0        0        0         0        0
        15%              0          0       0.25     0.5       .75       1
        25%              0        0.25      0.5       1       1.5        2
   35% or greater        0         .5       0.75     1.5      2.25       3

This table may be interpolated for incentive payout calculation.